UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2005

Commission File Number 333-102289

UNIVERSAL HEALTHCARE

MANAGEMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Florida	01-0626963
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

205 South Myrtle Avenue, Florida	33756
(Address of principal executive offices)	(Zip Code)

(727) 465-0925

(Registrant’s telephone number)

14614 S.W. 174th Terrace, Miami, Florida	33177
(former address, if changed since last report)	(Zip Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 5.02

Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers

Effective April 21, 2005, the Issuer – Universal Healthcare Management Systems, Inc. (“Universal”), consummated a Merger Agreement and Plan or Reorganization with Data Resource Consulting, Inc. (“DRI”).  Pursuant to the terms of the Merger Agreement, DRI shareholders are entitled to 21,297,573 shares of the issuer’s common stock, which represents approximately 82.5% of the outstanding number of shares of Universal after the Merger.  The number of shares issued to the DRI shareholders is subject to adjustment for additional Universal shares issued to satisfy certain debts and obligations of Universal.

A copy of the Merger Agreement and Plan of Reorganization and related Articles of Merger and Plan of Merger are attached as exhibits to this Form 8-K, the terms of which are incorporated herein by reference.

In accordance with the terms of the Merger Agreement and Regulation S-X, the issuer intends to file the audited financial statements of DRI on or before June 20, 2005, as an amendment to this Form 8-K.

Universal intends to change its name to Data Resource Consulting, Inc. within the next 30 days to reflect its new business and to change the CUSIP number and call symbols for its common stock in connection with the name change.

Pursuant to the Plan of Merger, the Board of Directors of the surviving corporation consists of the existing board of directors and officers of DRI, namely Robert J. Cefail, Laura A. Betterly, and Kenyatta A. Cefail and Directors and officers of Universal, as the surviving corporation, are as follows:

•

Robert Cefail, Chairman of the Board, Vice President.  Mr. Cefail founded DRI along with Ms. Betterly in 2002.  Mr. Cefail is primarily responsible for business and sales strategy of DRI, as well as day-to-day sales and business development.  Prior to founding DRI, Mr. Cefail was involved in a variety of business ventures in the telecommunications industry, including Inmate Phone Service in Puerto Rico, structuring long-distance carrier mergers and acquisitions and assisting in the marketing and development of private phone companies, through Robert Cefail & Associates, Inc..

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•

Laura A. Betterly, Chief Executive Officer, Director.  Ms. Betterly is also a founder of DRI since its formation in 2002.  Previously, she was co-founder of an MP3 software company PCDJ.COM.  Ms. Betterly has a background in accounting and also has administrative and marketing experience.  Ms. Betterly has extensive public speaking experience, and spoke extensively to the music industry on such topics as artist issues, copyright issues, First Amendment issues, Internet tools and new distribution solutions for independent artists.

•

Linda Barrigon, Secretary.  Ms. Barrigon graduated summa cum laude from Brooklyn College with a BA in Education.  Since DRI’s formation in 2002, she has been involved in the administration of DRI and assists Mr. Cefail and Ms. Betterly in their day-to-day affairs.  From 1995 to 2002, she was an officer of the Robert Cefail & Associates, Inc., a telecommunications business development company (including mergers and acquisitions), servicing small to medium size companies.  This company is an affiliate of Mr. Cefail.  She has also held other positions in other entities founded by Mr. Cefail.

Toli Cefail, Director.  She has been a marketing professional for more than 20 years, and has an administrative and regulatory background.  She is involved in implementing and developing the administrative structure and procedures of DRI and insisting in the development and execution of DRI’s marketing and business plans.  She is the wife of Robert Cefail.

DRI Description

Data Resource Consulting, Inc., d/b/a “In Touch Media Group” (“DRI”) is a full service, online marketing and research firm servicing small, medium and large businesses domestically and internationally.  DRI provides a complete turnkey solution for the marketing and advertising needs of almost any type of client.  Recently, DRI released a series of services that assists companies in realizing their full marketing potential when utilizing such search engine advertising services as Google and Overture.  Specifically, DRI has developed proprietary systems which can greatly reduce the cost of online visitors generated by such search engines and ensure that the customer conversion rate related to these search engine generated prospects reaches the highest possible level.  DRI typically can reduce the cost of online visitor generation by over 50% while increasing the actual customer conversion rate by over 100%.  DRI also possesses a substantial database of permission-based identities that are interested in receiving both consumer and business related offers. This database can be used to augment inbound search engine marketing efforts.

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DRI was formed to assist businesses in developing and then executing marketing and sales strategies on the Internet.  The company initially focused solely on services related to outbound email broadcasts to data owned by DRI and through relationships it has developed with dozens of other email advertising publishers similar to DRI.  In the last year, DRI has greatly expanded its range of services to include "inbound" internet marketing associated with companies such as Google and Overture.  DRI has found that at the core of its success concerning search engine marketing is its online market research capability.  By conducting extensive research on a given product or service, DRI can use the results to greatly reduce the cost of search engine advertising. DRI further recognized that companies that promote offers on the internet either through an inbound (search engine advertising) or outbound (email broadcasts) modality are far more successful when coupling market research results to the graphic design phase (including copywriting) of the campaign.  Fundamentally, DRI strives to ensure that each and every one of its clients has the best chance of marketing success using online advertising systems available to them.

On an audited basis, DRI generated gross revenues of $1,330,661 for the 12 months ended December 31, 2004 and $379,932 for the three months ended March 31, 2005.  DRI believes that it generated net income of approximately $84,744 for the year ended December 31, 2004 and $54,041 for the three months ended March 31, 2005 (which includes approximately $50,000 for trade show expenses), subject to GAAP adjustment.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

April 22, 2005

UNIVERSAL HEALTHCARE MANAGEMENT

SYSTEMS, INC.

By:

/s/ Laura A. Betterly

Laura A. Betterly

Chief Executive Officer

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EXHIBITS TO FORM 8-K

99.1

Merger Agreement and Plan of Reorganization by and among Universal Healthcare Management Systems, Inc. and Data Resource Consulting, Inc.

99.2

Articles and Plan of Merger of Data Resource Consulting, Inc. into Universal Healthcare Management Systems, Inc.

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EXHIBIT 99.1

MERGER AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.

AND

DATA RESOURCE CONSULTING, INC.

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SCHEDULES

Number

Description

Schedule 1.6(a)

Schedule of Universal Shares issued to Company Shareholders

Schedule 1.6(d)(iii)

Options Issued and Outstanding under the Employee Stock Option Plan of Universal Healthcare Management Systems, Inc.

Schedule 2.3

Outstanding Convertible Note

Schedule 2.6

Outstanding Taxes, Assessments and Levies of Data Resource Consulting, Inc.

Schedule 2.7

Litigation and Proceedings Against Data Resource Consulting, Inc.

Schedule 2.8

Conflicts, Required Filings and Consents of Data Resource Consulting, Inc.

Schedule 3.4

Subsidiaries of Universal Healthcare Management Systems, Inc.

Schedule 3.5

Outstanding Taxes, Assessments and Levies of Universal Healthcare Management Systems, Inc.

Schedule 3.6

Litigation Proceedings against Universal

Schedule 3.7

Conflicts, Required Filings and Consents of Universal Healthcare Management Systems, Inc.

Schedule 3.8

Universal Liabilities

MERGER AGREEMENT AND PLAN OF REORGANIZATION

This MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is effective as of April 1, 2005, by and among Universal Healthcare Management Systems, Inc., a Florida corporation ("Universal"), Data Resource Consulting, Inc., a Florida corporation (the "Company" or “DRC”) and the shareholders of the Company listed on the signature page hereto (the "Shareholders").

R E C I T A L S:

A.

The Boards of Directors of each of the Company and Universal believe it is in the best interests of each company and their respective stockholders that Universal acquire the Company through the statutory merger of the Company with and into Universal (the "Merger") and, in furtherance thereof, have approved the Merger and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein.

B.

Pursuant to the Merger and subject to the terms and conditions of this Agreement, Universal shall acquire, at the Effective Time (as defined below) from the Shareholders all of the then issued and outstanding shares of capital stock and derivative securities of the Company (the "Company Securities") in exchange for shares of common stock of Universal.

C.

The Company and Universal desire to make certain representations and warranties and other agreements in connection with the Merger.

D.

The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

E.

The parties intend the Merger to be effected through a three part process: there will be (i) the execution of this agreement effective April 1, 2005 (the "Signing"); (ii) upon the satisfaction of certain conditions, including the Universal Shareholders’ approval of a reorganization, as described herein (the "Reorganization")(the date on which shareholder’s approval is obtained, the "Approval Date") there will be filed the appropriate merger certificates with the State of Florida, which will be deemed the Effective Time, as herein defined; and, (iii) there will be a conversion of the Shareholders’ common stock of the Company into Universal Common Stock, at the rate set forth herein.

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NOW, THEREFORE, in consideration of the covenants, promises and representations and warranties set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1 - THE MERGER

1.1

The Merger.

At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Florida Business Corporation Act ("Florida Law"), the Company shall be merged with and into Universal, the separate corporate existence of the Company shall cease and Universal shall continue as the surviving corporation.  Universal, as the surviving corporation with the operating business of the Company after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

1.2

Closing Date; Effective Time.

Unless this Agreement is earlier terminated pursuant to Section 7.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days, or sooner if possible, following satisfaction or waiver of the conditions set forth in Article 6, which shall be at the offices of Johnson, Pope, Bokor, Ruppel & Burns, LLP, 911 Chestnut Street, Clearwater, FL 33756, unless another place or time is agreed to by Universal and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date".

As promptly as practicable following the Approval Date, the parties hereto shall cause the Merger to be consummated by filing the Articles and Plan of Merger (or like instrument) with the Secretary of State of the State of Florida (the "Articles of Merger"), in accordance with the relevant provisions of applicable Florida Law (the time of acceptance by the Secretary of State of the State of Florida of such filing being referred to herein as the "Effective Time".

1.3

Effect of the Merger

At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Florida Law.  Without limiting the generality of the foregoing, and subject to the limitations set forth in this Agreement, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Universal shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Universal shall become the debts, liabilities and duties of the Surviving Corporation.

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1.4

Certificate of Incorporation; Bylaws.

(a)

The Certificate of Incorporation of Universal, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law, provided, however, that Universal agrees that as of the Effective Time or as soon thereafter as practical it will change its name to "Data Resource Consulting, Inc." or such other name that better reflects the business of the Company.

(b)

The By-laws of Universal, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such By-laws.

1.5

Directors and Officers: Surviving Corporation.

The initial directors of the Surviving Corporation will be Robert E. Cefail, Laura A. Betterly and Kenyatta A. Cefail, each to hold office until replaced or otherwise in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.  The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office until replaced or otherwise in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

1.6

Conversion of Shares.

At the Effective Time, by virtue of the Merger, or otherwise at such time and subject to such conditions as are set forth herein, and without any action on the part of Universal, the Company or any holder of any Company securities:

(a)

Exchange of Stock.  All of the shares of common stock of the Company (including options to purchase Common Stock, which, for such purposes, shall be treated on an as exercised basis) will be exchanged for Universal’s Common Stock, $.001 par value, representing eighty two and one half percent (82.5%) of the post-merger fully diluted issued and outstanding shares and rights to acquire shares of Universal Common Stock as of the Effective Date.  Schedule 1.6(a) sets forth a schedule identifying each of the Company's Shareholders that will be entitled to receive Universal common stock in the Merger and the corresponding amount of Universal shares issued to each Company Shareholder.  It is understood that the number of Universal shares issuable to the Company’s shareholders is subject to adjustment for additional Universal shares issued to satisfy the debts and obligations described in Section 3.8.  It is understood that the number of Universal shares issuable to the

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Company’s shareholders is subject to adjustment for additional Universal shares issued to satisfy the debts and obligations described in Section 3.8.  Certificates representing the Universal shares issued in accordance with the Merger will be duly registered in the names of the Company Shareholders as set forth on Schedule 1.6(a) will be "Restricted Securities" as that term is defined under the Securities Act of 1933, as amended and will contain an appropriate restrictive legend.  Each of the Company Shareholders will execute an appropriate investment representation letter that the Universal securities received upon consummation of the Merger are not being acquired with the view to the distribution thereof and agrees not to sell, transfer or otherwise dispose of any interest in such shares except in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(b)

Prohibited Equity Transactions.  For a period of twelve (12) months following the Effective Date of the Merger other than as described in this Section 1.6(b), the Surviving Corporation shall only issue equity securities as follows:

(i)

Unless approved by a majority of independent directors (i.e. directors who are not officers or employees of the Surviving Corporation) no current DRC shareholders (or their relations or affiliates) will be issued any equity securities of the Surviving Corporation.

(ii)

Equity securities may be issued to attract and retain employees, consultants and advisors pursuant to stock option plans, agreements or other arrangements that are approved by the board of directors.  The exercise price of such options shall be at least equal to the fair market value of the underlying shares as of the grant date.  Any issuance of shares in consideration of property or services shall be valued at the fair market value of the Surviving Corporation’s shares as of the applicable transaction date, and such property or services will be valued or provided for on terms no less favorable than on an arms-length basis with an unaffiliated party.

(iii)

Equity securities may be issued in connection with the acquisition of assets, mergers, licensing arrangements or contracts for services or products beneficial to the Surviving Corporation on such terms as agreed to by the board of directors with entities or persons not affiliated or associated with the current DRC shareholders.

(iv)

Equity securities may be issued in connection with capital raising transactions on such terms as approved by the board of directors to persons, entities or parties unaffiliated with the current DRC shareholders.

It is the intent of these provisions to preclude abusive transaction with DRC shareholders which result in unreasonable dilution of the current Universal shareholders.  A breach of this provision shall entitle the Universal

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shareholders as a remedy to a proportionate increase in the number of common shares such shareholders would otherwise be entitled after giving effect to the prohibited transaction, in addition to any other available remedies at law or in equity.

(c)

Effective Date of the Merger.  The Merger shall become effective on the date and time when duly executed Articles of Merger are filed with the office of the Secretary of State of the State of Florida and becomes effective to Florida law.  The parties agree that the effective date of the Merger shall be the date of filing of the Articles of Merger.  Counsel for Universal and the Company shall mutually agree upon the date and time on which the Articles of Merger shall be submitted for filing to the Secretary of State of the State of Florida, which date shall be within two (2) business days after all requisite conditions to Closing of the Merger have been obtained, unless further extended by mutual agreement.

(d)

Related Actions.  In order to effectuate the Merger it is anticipated that the following actions shall be taken:

(i)

The Board of Directors of the Company will unanimously approve this Agreement and recommend that the Agreement be submitted for approval by the Shareholders of the Company either through an action by written consent or a special meeting of Shareholders held in accordance with the laws of the State of Florida as soon as may be practical after execution of this Agreement for the purpose of voting upon the approval and adoption of this Agreement and all ancillary matters.

(ii)

The Board of Directors of Universal shall hold a special meeting held for the purpose of approving this Agreement and the related actions including, but not limited to, execution of the Articles of Merger and issuance of Universal common shares in accordance with the terms of this Agreement to the Shareholders of the Company.  In this regard, the parties do not currently anticipate that a special meeting of Shareholders will be required to approve this Merger under Florida law because Universal has sufficient authorized but unissued common shares which are available for issuance to the Company's Shareholders in accordance with the Articles of Incorporation.  If for any reason it is determined that this Merger requires a vote of the Universal Shareholders, then Universal shall file an Information Statement with the Securities and Exchange Commission pursuant to Regulation 14C as soon as reasonably practical, soliciting the consent of the majority of the requisite vote of the Universal Shareholders to adopt and approve this Merger Agreement and related matters.

1.7

Dissenting Shares.

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(a)

Notwithstanding any provision of this Agreement to the contrary, any shares of Company Securities held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with Florida Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be exchanged for Universal Securities pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Florida Law.

(b)

Notwithstanding the provisions of subsection 1.7(a), if any holder of shares of Company Securities who demands appraisal of such shares under Florida Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be, pursuant to the Merger, exchanged for Universal Securities as provided in Section 1.6 upon surrender of the certificate representing such shares pursuant to Section 1.8.

(c)

The Company shall give Universal (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to Florida Law and received by the Company in connection therewith, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Florida Law.

1.8

Surrender of Certificates.

(a)

Exchange Agent. Prior to the Effective Time, Universal shall designate its transfer agent to act as exchange agent (the "Exchange Agent") in the Merger. Universal shall pay all charges and expenses of the Exchange Agent. The Exchange Agent will be entrusted with exchanging the Company Common Stock with the Universal Common Stock, as detailed below.

(b)

Universal to Provide Universal Securities. As of the Effective Time, Universal shall instruct its transfer agent to issue to the Company's Shareholders the aggregate number of shares of Universal Common Stock issuable pursuant to Section 1.6 in exchange for the outstanding shares of Company Common Stock.

(c)

Exchange Procedures. Promptly after the Effective Time, certificates representing the Company Common Stock (the "Certificates" or, individually, "Certificate") will be surrendered to the Exchange Agent.  Upon surrender of a Certificate to the Exchange Agent or to such other agent or agents

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as may be appointed by Universal, the holder of such Certificate shall be entitled to certificates representing the number of whole shares of Universal Common Stock and the Certificate so surrendered shall forthwith be owned in the name of Universal.   Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to represent solely ownership of the number of full shares of Universal Securities into which such Company Stock shall have been so exchanged.

(d)

No Liability.  Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of Universal Securities or Company Securities for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.9

No Further Ownership Rights in Company Common Stock.

All shares of Universal Common Stock issued pursuant to the Merger in exchange for shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

1.10

Lost, Stolen or Destroyed Certificates.

In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Company shall issue in exchange for such lost, stolen or destroyed certificates, upon receiving notice from the holder thereof at least five (5) days before the Effective Time and upon the making of an affidavit in such form as is acceptable to the Company and the Exchange Agent of that fact by such holder, new shares of Company Common Stock; provided, however, that Company, as a condition precedent to the issuance thereof, shall require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made with respect to the certificates alleged to have been lost, stolen or destroyed. Subsequent to the issuance of new shares of Company Common Stock, such shares shall be surrendered to the Exchange Agent in accordance with Section 1.8.

1.11

Tax and Accounting Consequences.

It is intended by the parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) the Code.

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1.12

Taking of Necessary Action; Further Action.

If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Universal, the officers and directors of the Company and Universal are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

AND THE SHAREHOLDERS

The Company hereby represents and warrants, jointly and severally with the Shareholders, to Universal, as follows:

2.1

Organization, Standing and Power.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.  The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company has made available true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Universal.

2.2

Authority.

The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and this Agreement by the Company's Shareholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.3

Company Capital Structure.

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The authorized securities of the Company consists of 500 shares of Company Common Stock, no par value and no shares of Preferred Stock.  As of the Effective Date, 500 shares of Company Common Stock have been issued and are outstanding.  No shares of Company Common Stock are subject to outstanding convertible debt securities. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or By-laws of the Company or any agreement to which the Company is a party or by which it is bound.  Except as disclosed on Schedule 2.3, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

2.4

Subsidiaries.

The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

2.5

Company Financial Statements.

At the execution of this Agreement, the Company shall cause to be delivered to Universal the Company's unaudited balance sheet as of December 31, 2004, and the related statements of operations and cash flows for 2004 (collectively, the "Company Financials").  Said Company Financials shall be consistent in all material respects with the audited Company Financials as required in Section 6.1(c).  At such time as the Company Financials are delivered, the Company will represent and warrant to Universal that the Company Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other.  The Company Financials will present fairly the financial condition and operating results of the Company as of the date and during the period indicated therein.

2.6

Taxes.

All federal, state and other returns and reports required to be filed by the Company have been duly filed by the Company and except as set forth on Schedule 2.6 hereto, all material taxes and other assessments and levies

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(including all interest and penalties) including, without limitation, income, franchise, real estate, sales, gross receipts, use and services taxes, and employment and employee withholding taxes, owed by the Company have been paid in full by the Company unless being contested in good faith. Except as set forth on Schedule 2.6, all such taxes and other assessments and levies which the Company is required by law to have withheld, collected or deposited have been duly withheld and collected and deposited with the proper governmental authorities or segregated and set aside for such payment, and if so segregated and set aside, shall be so paid by the Company as required by law.

2.7

Litigation.

Except as set forth on in Schedule 2.7 hereto, there is no material action, suit or proceeding of any nature pending or to the best of the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such.

2.8

No Conflict; Required Filings and Consents.

(a)

Except as set forth on Schedule 2.8 hereto, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not, (i) conflict with or violate the Articles of Incorporation or By-laws of the Company, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that do not have a Material Adverse Effect, as defined in Section 6.2(a) below.

(b)

The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with notification

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to, any domestic or foreign governmental or regulatory authority except (i) for the applicable requirements, if any, of the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the legal requirements of any foreign jurisdiction requiring notification in connection with the Merger and the transactions contemplated hereby and the filing and recordation of appropriate merger or other documents as required by Florida Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, either (A) would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement, or (B) do not have a Material Adverse Effect.

2.9

Status of Material Contracts

The Company is not in default of, nor is in anticipatory breach of any of its material contracts with third parties, nor does the Company have any reason to believe that it will be so in the future.

2.10

Ownership of Property, Indemnification

The Company owns, and at the Closing shall have, good, valid and marketable title or valid license to any property, including intellectual property, that it uses in the operation of its business, free and clear of all mortgages, liens, pledges, charges or encumbrances, except (i) the lien of current taxes not yet due and payable and (ii) such imperfections of title, liens and easements as do not and would not reasonably be expected to have a Material Adverse Effect on the Company. With regard to any licenses to use property, including intellectual property, the Company has valid and enforceable license agreements with the third party owners of the property, and none of such intellectual property infringes upon the proprietary rights of any third party.  In this regard, the Company agrees to indemnify and hold harmless Universal and the Surviving Corporation from any liabilities, damages or expenses (including attorneys’ fees) that it might incur by reason of a breach of this warranty.

2.11

ERISA Plans

The Company does not have any plans that would be covered by the federal ERISA law.

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2.12

Restrictions on Business Activities

To the Company’s knowledge, there is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of the Company to compete with any other person or the conduct of business by the Company as currently conducted or as proposed to be conducted by the Company.

2.13

Governmental Authorization; Compliance with Laws.

The Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of any applicable governmental entity or other regulatory agency, (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) that is required for the operation of the Company’s business or the holding of any such interest ((i) and (ii) herein collectively referred to as the "Company Authorizations"), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any such Company Authorizations could not reasonably be expected to have a Material Adverse Effect on the Company.  The Company is in material compliance with all applicable laws, statutes, orders, rules and regulations of any applicable governmental entity or other regulatory agency relating to the Company except where the failure to do so would not have a Material Adverse Effect and the Company has not received notice of any violations of any of the above.

ARTICLE 3 - REPRESENTATIONS AND

WARRANTIES OF UNIVERSAL

As used in this Article 3, all references to "Universal" shall include Universal and (if applicable) its wholly owned subsidiaries.  Universal, represents and warrants to the Company as follows:

3.1

Organization, Standing and Power.

Universal is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.  Universal has the corporate power to own its properties and to carry on its business as now being conducted.  Universal has made available true and correct copies of its Certificates of Incorporation and By-Laws, each as amended, to the Company.

3.2

Authority.

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Subject only to the requisite approval of (a) the amendment of the Certificate of Incorporation changing the name of Universal, (b) the election of directors and officers of Universal and Surviving Corporation as outlined in Section 1.5 hereof, immediately prior to the Effective Time, (c) the Merger and (d) this Agreement, Universal has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Universal, subject only to the approval of the Merger and this Agreement by Universal's stockholders (if so required). Universal’s Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Universal and constitutes the valid and binding obligations of Universal, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3

Universal Capital Structure.

(a)

The authorized stock of Universal consists of 100,000,000 shares of Universal Common Stock, $.001 par value and no shares of Preferred Stock.  As of the date of this Agreement, approximately 4,517,667 shares of Universal Common Stock are issued and outstanding.  All such shares of stock have been duly authorized and have been validly issued and are fully paid and non-assessable. No shares of Universal Securities are subject to outstanding convertible debt securities.  Except as set forth on Schedule 3.3 hereto, there are no options, warrants, calls, rights, commitments or agreements of any character to which Universal is a party or by which it is bound, obligating Universal to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Universal or obligating Universal to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

(b)

The Universal Common Stock, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

3.4

Subsidiaries.

Except as set forth on Schedule 3.4 hereto, Universal does not have and has never had any subsidiaries or affiliated companies and does not otherwise

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own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

3.5

Taxes.

All federal, state and other returns and reports required to be filed by Universal have been duly filed by Universal and except as set forth on Schedule 3.5 hereto, all material taxes and other assessments and levies (including all interest and penalties) including, without limitation, income, franchise, real estate, sales, gross receipts, use and services taxes, and employment and employee withholding taxes, owed by Universal have been paid in full by Universal unless being contested in good faith. Except as set forth on Schedule 3.5, all such taxes and other assessments and levies which Universal is required by law to have withheld, collected or deposited have been duly withheld and collected and deposited with the proper governmental authorities or segregated and set aside for such payment, and if so segregated and set aside, shall be so paid by Universal as required by law.

3.6

Litigation

Except as disclosed on Schedule 3.6, there is no action, suit or proceeding of any nature pending or to the best of Universal’s knowledge threatened against Universal or any of its subsidiaries, their respective properties or any of their respective officers or directors, in their respective capacities as such.

3.7

No Conflict; Required Filings and Consents.

(a)

Except as set forth on Schedule 3.7 hereto, the execution and delivery of this Agreement by Universal does not, and the performance of this Agreement by Universal and the consummation by Universal of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Universal, (ii) conflict with or violate any Laws applicable to Universal or any of its subsidiaries or by which they or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Universal’s or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of Universal or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to

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which Universal or any of its subsidiaries is a party or by which Universal or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that do not have a Material Adverse Effect, as defined in Section 6.2 below.

(b)

The execution and delivery of this Agreement and the consummation of the Merger contemplated thereby, by Universal does not, and the performance of this Agreement by  Universal will not, require any consent, approval, authorization or permit of, or filing with notification to, any domestic or foreign governmental or regulatory authority except (i) for the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act, the legal requirements of any foreign jurisdiction requiring notification in connection with the Merger and the transactions contemplated hereby and the filing and recordation of appropriate merger or other documents as required by the laws of the state of Florida, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, either (A) would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay Universal from performing its obligations under this Agreement, or (B) do not have a Material Adverse Effect (as defined below).

3.8

Outstanding Obligations.

As of the Effective Time, Universal debt will not exceed one hundred forty thousand dollars ($140,000).  Also as of the Effective Time Universal will have no outstanding convertible notes, warrants, options, employment agreements, or other obligations or agreement creating future obligations, other than as set forth on Schedule 3.8.  Twenty-Five Thousand Dollars ($25,000) will be payable at closing by the Company to an escrow agent, fifteen thousand dollars ($15,000) of which shall be used to satisfy auditing and accounting fees.  The remaining balance of one hundred fifteen thousand dollars ($115,000) will be paid over a five (5) month period in five (5) equal payments of twenty-three thousand dollars ($23,000) each.  Such payments will be made to the escrow agent who will use such funds to satisfy the closing date liabilities of Universal.  The parties agree that Jonathan Kross, Esq. shall be the escrow agent and will enter into a mutually agreeable escrow agreement.

The parties understand that Universal is in the process of selling its Cancer Center, which owes approximately $209,510.81.  The purchase contract relating to the sale of the Center requires the Buyer to assume and pay these outstanding liabilities including physic’s billings of $83,000.  In the event this sale does not occur, Universal represents that it has made arrangements with the

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Cancer Center’s creditors to issue 209,511 shares of Universal restricted Common Stock with piggyback registration rights in exchange for cancellation of outstanding indebtedness.  If Universal is required to issue additional shares of its Common Stock after the Closing Date to satisfy pre-closing date liabilities, or to satisfy undisclosed pre-closing date liabilities, then the Company’s common shareholders shall be entitled to a proportionate increase in the number of Universal shares issued in the Merger to retain an 82.5% interest in Universal.

3.9

Status of Material Contracts.

Universal is not in default of, nor is in anticipatory breach of any of its material contracts with third parties, not has any reason to believe that it will be so in the future.

3.10

Ownership of Property, Indemnification.

Universal owns, and at the Effective Time shall have, good, valid and marketable title, or valid license, to any property, including intellectual property, used in the operation of its business, free any clear of all mortgages, liens, pledges, charges or encumbrances, except (i) the lien of current taxes no yet due and payable and (ii) such imperfections of title, liens and easements as do not and would not reasonably be expected to have a Material Adverse Effect on Universal. With regard to any licenses to use property, including intellectual property, Universal has valid and enforceable license agreements with the third party owners of the property and none of such intellectual property infringes upon the proprietary rights of any third party.  In this regard, Universal agrees to indemnify and hold harmless the Company, the Shareholders and the Surviving Corporation from any liabilities, damages or expenses (including attorney’s fees) that it might incur by reason of a breach of this warranty.

3.11

ERISA Plans.

Universal does not have any plans that would be covered by the federal ERISA law.

3.12

Restrictions on Business Activities.

To Universal’s knowledge, there is no agreement, judgment, injunction, order or decree binding upon Universal which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Universal to compete with any other person or the conduct of business by Universal as currently conducted or as proposed to be conducted by Universal.

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3.13

Brokers’ and Finder’ Fees.

Universal has not incurred, nor will Universal incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.14

Governmental Authorization; Compliance with Laws.

Universal  has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of any applicable governmental entity or other regulatory agency, (i) pursuant to which Universal currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Universal’s business or the holding of any such interest ((i) and (ii) herein collectively referred to as the "Universal Authorizations"), and all of such Universal Authorizations are in full force and effect, except where the failure to obtain or have any such Universal Authorizations could not reasonably be expected to have a Material Adverse Effect on Universal.  Universal is  in material compliance with all applicable laws, statutes, orders, rules and regulations of any applicable governmental entity or other regulatory agency relating to Universal except where the failure to do so would not have a Material Adverse Effect and Universal has not received notice of any violations of any of the above.

3.15

Financial Statements; SEC Filings.

Universal has filed all periodic and other reports (i.e., Form 10KSB, Form 10QSB, Form 8-K) as required pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act).  Universal will cause to be filed all required 1934 Act reports prior to the Effective Date of the Merger, unless waived by the Company.  To the best knowledge of Universal, the financial statements contained in the 1934 Act reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis through the periods indicated; such financial statements present fairly the financial position of Universal at the dates thereof and reflect all known claims against, and the debts and liabilities of Universal as of the dates thereof.  Universal knows of no event or circumstance which would make the disclosures and other statements contained within such 34 Act filing reports materially misleading or fail to disclose a material fact.

ARTICLE 4 - CONDUCT OF BUSINESS PENDING THE APPROVAL DATE

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4.1

Conduct of Business by the Company and Universal Pending the Approval Date.

Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Approval Date or earlier termination of this Agreement, unless the parties shall otherwise agree in writing, the Company and Universal shall each:

(a)

conduct its business in the ordinary and usual course of business and consistent with past practice;

(b)

not (i) amend or propose to amend its Certificate of Incorporation or By-laws, (ii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (iii) spin-off any assets or businesses, (iv) engage in any transaction for the purpose of effecting a recapitalization of any party or subsidiary, or (v) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

(c)

not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing;

(d)

not (i) incur or become contingently liable with respect to any indebtedness for borrowed money, except in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities, (iii) take or fail to take any action which action or failure to take action would cause the Company or its Shareholders (except to the extent that any Shareholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) make any acquisition of any assets (except in the ordinary course of business) or businesses, (v) sell any assets (except in the ordinary course of business) or businesses, or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

(e)

use all reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with the Company or Universal and not engage in any action, directly or indirectly,

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with the intent to impact adversely the transactions contemplated by this Agreement;

(f)

not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors or officers;

(g)

not increase the rate of remuneration payable to any of its directors or officers, except in the customary and usual course of business and consistent with past practices, or agree to do so;

(h)

not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except in the ordinary and usual course of business, consistent with past practices or as required to comply with changes in applicable law;

(i)

file with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it pursuant to the Exchange Act; and

(j)

maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

4.2

Certain Actions.

Except with respect to this Agreement and the transactions contemplated hereby, the Company and Universal shall not, directly or indirectly, solicit any Acquisition Proposal. "Acquisition Proposal" shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of, such party or any of its subsidiaries, or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such party or any of its subsidiaries. The Company and Universal shall not, directly or indirectly, furnish to any third party any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any agreement with respect to, any Acquisition Proposal, but may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations. The Company and Universal, as applicable, shall promptly advise the other parties hereto following the receipt of any Acquisition Proposal and the details thereof, and advise such other parties hereto of any

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developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. The Company and Universal shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person or entity conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its investment bankers, financial advisors, attorneys, accountants, consultants or other representatives not to engage in any of the foregoing.

ARTICLE 5 - ADDITIONAL AGREEMENTS

5.1

Access to Universal/Company Information.

Subject to any applicable contractual confidentiality obligations (which the Company and Universal shall use their best efforts to cause to be waived), Company and Universal shall afford each other and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of their respective properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Company and Universal, as applicable, as may be reasonably requested.

5.2

Public Disclosure.

No disclosure (whether or not in response to an inquiry) of the existence or nature of this Agreement shall be made by any party hereto unless approved in writing by duly authorized officers of both Universal and the Company, or of any third parties identified in such disclosure, prior to release, provided that such approval shall not be unreasonably withheld and subject in any event to Company’s and Universal’s obligations to comply with applicable securities laws.

5.3

Reasonable Efforts/Consents.

Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

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5.4

Notification of Certain Matters.

The Company shall give prompt notice to Universal, and Universal shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or Universal respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the schedules of the Company attached hereto), and (b) any failure of the Company or Universal, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect any remedies available to the party receiving such notice.

5.5

Blue Sky Laws.

Universal shall take such steps as may be necessary to comply with the securities and Blue Sky Laws of all jurisdictions which are applicable to the issuance of the Universal Securities pursuant hereto. The Company shall use its best efforts to assist Universal as may be necessary to comply with the securities and Blue Sky Laws of all jurisdictions which are applicable in connection with the issuance of Universal Securities pursuant hereto.

5.6

Indemnification and Insurance.

(a)

Universal and the Company agree that all rights to indemnification existing in favor of the present or former directors, officers and employees of the Company (as such) or any of its subsidiaries or present or former directors of the Company or any of its subsidiaries serving or who served at the Company's or any of its subsidiaries' request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in the Company's Articles of Incorporation or By-laws, or the Certificate of Incorporation or By-laws (or similar governing documents) of any of the Company's subsidiaries and any indemnification agreements as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect and without modification (other than modifications which would enlarge the indemnification rights) for a period of not less than the statute of limitations applicable to such matters, and the Surviving Corporation shall comply fully with its obligations hereunder and thereunder.

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(b)

The officers and directors of Universal and the Surviving Corporation promptly after such person is elected as an officer or director shall amend the Universal's liability insurance, if any, to include the officers and directors of Universal and Surviving Corporation set forth on Schedule 5.9 hereto.

(c)

In the event the Surviving Corporation or Universal or any of their respective successors or assigns (i) consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person or entity, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Universal, as appropriate, assume the obligations set forth in this Section 5.9.

ARTICLE 6 - CONDITIONS TO THE MERGER/POST CLOSING COVENANT

6.1

Conditions to Obligations of Each Party to Effect the Merger.

The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be deferred, in writing by both parties and/or waived:

(a)

No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect;

(b)

Regulatory Filings and Third Party Consents. All governmental and third party consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, including, without limitation, filing with the SEC and any applicable state securities divisions, shall have been obtained and be in effect at the Effective Time;

(c)

Audited Financial Statements.  The Company shall have completed and delivered to Universal its audited financial statements prepared by a duly qualified independent public accounting firm registered with the Public Accounting Oversight Board in compliance with the rules and regulations of the SEC.  The audited financial statements of the Company shall be filed as an amendment to Form 8-K within 60 calendar days of the filing of the Articles of Merger, and in accordance with Item 9.01(4) of Form 8-K.

6.2

Additional Conditions to the Obligations of Universal.

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The obligations of Universal to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Universal:

(a)

Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Closing Date, except for changes contemplated by this Agreement (including the schedules of the Company) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Universal; and Universal shall have received a certificate to such effect signed on behalf of the Company by the President of the Company. "Material Adverse Effect" on a party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such party and its subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (1) changes in laws of general applicability or interpretations thereof by courts or governmental authorities, (2) changes in GAAP, (3) actions and omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, and (4) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement;

(b)

Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Universal shall have received a certificate to such effect signed by the President of the Company;

(c)

Material Adverse Change.  Since December 31, 2004, no event shall have occurred that would constitute a Material Adverse Effect to the Company;

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(d)

Due Diligence.  Universal shall have conducted its due diligence of Company with results, in the sole discretion of the Board of Directors of Universal, satisfactory to it;

(e)

Additional Certificates.  The Company shall have furnished to Universal such additional certificates, opinions and other documents as Universal may have reasonably requested as to any of the conditions set forth in this Section 6.2;

(f)

Review of Financial Statements.  Universal and its accountants shall have completed a review of the financial statements of the Company and believe them to be, in the reasonable opinion of Universal’s accountants, to have been prepared in accordance with generally accepted accounting principles and suitable or readily adaptable for incorporation in the registrations statements, prospectuses and annual reports to be filed by Universal with the Securities and Exchange Commission; and

(g)

Company Stockholder Approval.  The Stockholders' approval of the Company shall have been obtained.

6.3

Additional Conditions to Obligations of the Company.

The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing, or such time as specified herein, of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a)

Representations and Warranties.  The representations and warranties of Universal contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Universal; and the Company shall have received a certificate to such effect signed on behalf of Universal by the Chief Executive Officer or President of Universal;

(b)

Agreements and Covenants.  Universal shall have performed or complied in all material respects with all agreements and covenants required by

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this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer or President of Universal;

(c)

Material Adverse Change.  Since December 31, 2004, no event shall have occurred that would constitute a Material Adverse Effect to Universal;

(d)

SEC Documents.  Universal shall have filed with the SEC all documents required to be filed under the Securities Exchange Act of 1934 in the appropriate form and with the appropriate information as required under that Act and such documents shall not have any omissions or misrepresentations of any material fact contained therein.

(e)

Due Diligence.  The Company shall have conducted its due diligence of Universal and its subsidiaries with results, in the sole discretion of the Board of Directors of the Company, satisfactory to it; and

(f)

Additional Certificates.  Universal shall have furnished to the Company such additional certificates, opinions and other documents as the Company may have reasonably requested as to any of the conditions set forth in this Section 6.3.

6.4.

Waiver.

Notwithstanding anything to the contrary herein, any party may waive compliance of the other party to any condition contained in this Section 6.4, if such waiver is made by a writing executed by the party and delivered to the other parties hereto, provided, however, a single or partial waiver of any condition will not be deemed a waiver of any other part of such condition or any other condition.

ARTICLE 7 - TERMINATION, AMENDMENT AND WAIVER

7.1

Termination.

This Agreement may be terminated and the Merger abandoned at any time prior to the Approval Date:

(a)

by mutual consent of the Company and Universal;

(b)

by Universal or the Company if (i) the Effective Time has not occurred by April 15, 2005; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; (iii) there

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shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal; or (iv) if any of the conditions precedent to Closing set forth in this Agreement have not been met and have not been waived in writing by the party whose consent is required.

(c)

by Universal or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would: (i) prohibit Universal’s or the Company's ownership or operation of any material portion of the business of the Company or Universal; or (ii) compel Universal or the Company to dispose of or hold separate, as a result of the Merger, any material portion of the business or assets of the Company or Universal;

(d)

by Universal if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within ten (10) days after the giving of written notice by Universal of such breach through the exercise of the Company's reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Universal may not terminate this Agreement under this Section 7.1 (d) unless such breach is not cured within ten (10) days (but no cure period shall be required for a breach which by its nature cannot be cured);

(e)

by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Universal and as a result of such breach the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Universal within ten (10) days after the giving of written notice by the Company of such breach through the exercise of Universal’s reasonable best efforts, then for so long as Universal continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 7. 1 (e) unless such breach is not cured within ten (10) days (but no cure period shall be required for a breach which by its nature cannot be cured);

(f)

by Universal if the Company fails to obtain the unanimous consent of the Company’s Shareholders approving the transactions contemplated by this Agreement;

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(g)

by the Company if Universal fails to receive the required approvals of the directors and stockholders of Universal contemplated by this Agreement;

(h)

By Universal or the Company, if it is not in initial breach of its obligations under this Agreement and any of the conditions set forth in Section 6.4 have not been satisfied; or

Where action is taken to terminate this Agreement pursuant to this Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

7.2

Effect of Termination.

In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and, except as set forth herein, there shall be no liability or obligation on the part of Universal, or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of this Section 7.2 and Sections 5.3, 5.5 and 5.9 and Article 8 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

7.3

Amendment.

Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed on behalf of each of the parties hereto.

7.4

Extension, Waiver.

At any time prior to the Effective Time, Universal, on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term in this

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Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

ARTICLE 8 - GENERAL PROVISIONS

8.1

Survival of Representations and Warranties.

The representations and warranties set forth in Article 2 and Article 3 shall survive for a period of one year beyond the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

8.2

Notices.

All notices and other communications hereunder shall be in writing, shall be effective when received, and shall in any event be deemed to have been received (a) when delivered, if delivered personally or by commercial delivery service, (b) five (5) business days after deposit with U.S. Mail, if mailed by registered or certified mail (return receipt requested), (c) one (1) business day after the business day of deposit with Federal Express or similar nationally recognized overnight courier for next day delivery (or, two (2) business days after such deposit if deposited for second business day delivery), if delivered by such means, or (d) one (1) business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with acknowledgment of complete transmission), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company, to:

Data Resource Consulting, Inc.

205 South Myrtle Avenue

Clearwater, FL 33756

Attention: Laura A. Betterly, President

Telephone:

(727) 465-0925

Facsimile:

(727) 465-0936

with a copy to:

Michael T. Cronin, Esq.

Johnson, Pope, Bokor, Ruppel & Burns, LLP

911 Chestnut Street

Clearwater, FL 33756

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Telephone:

(727) 461-1818

Facsimile:

(727) 432-0365

if to Universal, to:

Universal Healthcare Management Systems, Inc.

14614 S.W. 174 Terrace

Miami, FL 33717

Attention: Kenneth N. Hankin, President

Telephone:

(305) 232-3257

Facsimile:

(305) 232-2742

with a copy to:

Jonathan P. Kross, Esq.

2461 W. Hillsboro Blvd.

Deerfield Beach, FL  33442

Telephone:

(561) 394-5400

Facsimile:

(561) 394-7900

8.3

Interpretation.

The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

8.4

Counterparts.

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

8.5

Entire Agreement.

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This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other person any rights or remedies hereunder.

8.6

Severability.

In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.7

Other Remedies.

Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

8.8

Specific Performance.

The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.9

Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, provided that

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issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Florida, and that such process may be served outside the state of Florida, for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

8.10

Rules of Construction.

The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.11

Assignment.

No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.12

Absence of Third Party Beneficiary Rights.

No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner of any party hereto or any other person or entity unless specifically provided otherwise herein.

8.13

Mediation and Arbitration.

If any dispute, controversy or claim arises in connection with the performance or breach of this Agreement between the parties, a party hereto may, upon written notice to the other parties, request facilitated negotiations. Such negotiations shall be assisted by a neutral facilitator acceptable to all parties and shall require the best efforts of the parties to discuss with each other in good faith their respective positions and, respecting their different interests, to finally resolve such dispute.

A party may disclose any facts to the other parties or to the facilitator which such party believes, in good faith, to be necessary to resolve the dispute.

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All such disclosures shall be deemed in furtherance of settlement efforts and thus confidential. Except as agreed to by all parties, the facilitator shall keep confidential all information disclosed during the negotiations. The facilitator shall not act as a witness for either party in any subsequent arbitration between the parties.  Such facilitated negotiations shall conclude within sixty days from receipt of the written notice, unless extended by mutual consent of the parties. The costs incurred by each party in such negotiations shall be borne by it. Any fees or expenses of the facilitator shall be borne equally by all parties.

If any dispute, controversy or claim arises in connection with the performance or breach of this Agreement which cannot be resolved by facilitated negotiations, then such dispute, controversy or claim shall be settled by arbitration in accordance with the laws of the State of Florida and the then current Commercial Arbitration Rules of the American Arbitration Association, except that no pre-hearing discovery will be permitted unless specifically authorized by the arbitration panel. The confidentiality provisions applicable to facilitated negotiations shall also apply to arbitration.

The award issued by the arbitration panel may be confirmed in a judgment by any federal or state court of competent jurisdiction. All reasonable costs of both parties, as determined by the arbitration panel, including (i) the fees and expenses of the American Arbitration Association and of the arbitration panel, and (ii) the costs, including reasonable attorneys' fees, incurred to confirm the award in court, shall be borne entirely by the non-prevailing party (to be designated by the arbitration panel in the award) and may not be allocated between the parties by the arbitration panel.

8.14

Disclosure.

Disclosure on one schedule, attachment or document provided pursuant to any paragraph or subparagraph of this Agreement shall be deemed disclosure under any other applicable paragraph or subparagraph of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement and Plan of Reorganization to be signed by their duly authorized respective officers, all as of the date first written above.

DATA RESOURCE CONSULTING, INC.

By:

/s/ Laura A. Betterly

Laura A. Betterly, President

UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.

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By:

/s/ Kenneth N. Hankin

Kenneth N. Hankin, President

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EXHIBIT 99.2

STATE OF FLORIDA

ARTICLES OF MERGER

OF

DATA RESOURCE CONSULTING, INC.,

a Florida corporation

INTO

UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.,

a Florida corporation

Pursuant to Section 607.1101 and 607.1105 of the Florida Business Corporation Act, the undersigned corporations adopt the following Articles of Merger for the purposes of merging DATA RESOURCE CONSULTING, INC. into UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.:

FIRST:

The Plan of Merger attached hereto as Exhibit A was adopted by the board of directors and shareholders of DATA RESOURCE CONSULTING, INC. pursuant to a unanimous action by written consent of shareholders and directors in accordance with Sections 607.0821 and 607.0704 of the Florida Business Corporations Act ("Merging Corporation"), on the 7th day of April, 2005, and was adopted by the board of directors of UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC., a Florida corporation, pursuant to unanimous actions by written consent of directors in accordance with Section 607.0821of the Florida Business Corporations Act ("Surviving Corporation"), on the 11th day of April, 2005.  Shareholder approval of the Surviving Corporation was not required.

SECOND:

The Merger is effective at 12:01 a.m. on April 1, 2005 or the time of filing of these Articles of Merger, whichever shall be later ("Effective Date").

THIRD:

As provided in the Plan of Merger, the following actions will occur:

(a)

The Merging Corporation shall merge with and into the Surviving Corporation.  The separate existence of the Merging Corporation shall cease.  All properties, franchises and rights belonging to the Merging Corporation, by virtue of the Merger and without further act or deed, shall be deemed to be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each corporation.

(b)

The Articles of Incorporation and Bylaws of the Surviving Corporation, as in effect immediately prior to the Effective Date, shall thereafter

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continue in full force and effect as the Articles of Incorporation and Bylaws of the Surviving Corporation until altered or amended as provided therein or by law.

(c)

The currently issued and outstanding shares of common stock of the Surviving Corporation issued to the shareholders of the Surviving Corporation prior to the Merger shall remain as the issued and outstanding shares of common stock of the Surviving Corporation after the Merger.  The shareholders of the Merging Corporation shall be entitled to receive an aggregate of 21,297,573 shares of the Surviving Corporation, which would represent 82.5% of the outstanding shares of the Surviving Corporation after the Merger, subject to adjustment as set forth in Section 3.8 of the Merger Agreement and Plan of Reorganization, by and between the Merging Corporation and Surviving Corporation.

(d)

Each share of Common Stock of the Merging Corporation issued and outstanding immediately prior to the Effective Date shall be canceled.

These Articles of Merger and the Agreement and Plan of Merger were duly authorized in accordance with the provisions of Chapter 607, Florida Statutes.

IN WITNESS WHEREOF, each of the undersigned has caused these Articles of Merger to be signed in this corporate name on the 20th day of April, 2005.

SURVIVING CORPORATION:

UNIVERSAL HEALTHCARE MANAGEMENT

SYSTEMS, INC., a Florida corporation

By:

/s/ Kenneth N. Hankin

Print Name:

Kenneth N. Hankin

Title:

President

MERGING CORPORATION:

DATA RESOURCE CONSULTING, INC.,

a Florida corporation

By:

/s/ Laura A. Betterly

Print Name:

Laura A. Betterly

Title:

President

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PLAN OF MERGER

1.

Names of Merging Corporations:  DATA RESOURCE CONSULTING, INC. ("Data Resource"), a Florida corporation, shall be merged with and into UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC. ("Universal"), a Florida corporation.

2.

Terms and Conditions of the Proposed Merger

2.1

The Merger:  The merger of Data Resource into Universal (the "Merger") shall occur at the Effective Time, as defined below, at which time the separate existence of Data Resource shall cease.  Universal shall be the surviving corporation (the "Surviving Corporation") and its corporate existence, with all of its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger.  (Data Resource and Universal are hereinafter sometimes collectively referred to as the "Constituent Corporations.")

2.2

The Surviving Corporation:  The Surviving Corporation, without any further act or deed, shall (a) have the purposes and possess all the rights, privileges, immunities, powers, franchises and authority, both public and private, and be subject to all the restrictions, disabilities, duties and liabilities of the Constituent Corporations, and neither the rights of creditors nor any liens upon the property of either the Constituent Corporations shall be impaired by the Merger; (b) be vested with all the assets and property, whether real, personal or mixed, and every interest therein, wherever located, belonging to each of the Constituent Corporations; and (c) be liable for all of the obligations and liabilities of each Constituent Corporation existing immediately prior to the Effective Time.  The title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger.

2.3

Articles of Incorporation:  The Articles of Incorporation of Universal as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with the Florida Business Corporation Act ("FBCA").

2.4

By-Laws:  The By-Laws of Universal as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until such shall thereafter be altered, amended or repealed in the manner provided for in such By-Laws and in accordance with FBCA.

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2.5

Directors and Officers:  The Board of Directors of the Surviving Corporation shall consist of Robert J. Cefail, Laura A. Betterly and Kenyatta A. Cefail and the officers of the Surviving Corporation shall be as follows:

Officers

President and

Laura A. Betterly

Chief Executive Officer

205 South Myrtle Avenue

Clearwater, FL 33756

Secretary/Treasurer

Linda Batdorf

205 South Myrtle Avenue

Clearwater, FL 33756

Vice President

Robert J. Cefail

205 South Myrtle Avenue

Clearwater, FL 33756

until their successors are elected and qualified.

3.

Manner and Basis of Converting Shares:  The 500 shares of Common Stock of Data Resource issued and outstanding immediately prior to the Effective Date shall be converted into an aggregate of 21,297,573 Universal shares, which represents 82.5% of the Universal shares outstanding after the Merger, subject to adjustment as provided in Section 3.8 of the Merger Agreement and Plan of Reorganization between the parties.  Accordingly, each Data Resource share is convertible into 42,595,146 Universal shares, subject to adjustment as provided in Section 3.8 of the Merger Agreement and Plan of Reorganization between the parties.  The Merging Corporation shall merge with and into the Surviving Corporation.  The separate existence of the Merging Corporation shall cease.  All properties, franchises and rights belonging to the Merging Corporation, by virtue of the Merger and without further act or deed, shall be deemed to be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each corporation.

4.

Effective Time of the Merger:  The Merger shall become effective at the later of 12:01 a.m. on April 1, 2005 or the time of the filing of the Articles of Merger whichever is later (the "Effective Time").

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